Apollo Global Management, LLC First Quarter 2017 Earnings Exhibit 99.2 April 28, 2017

▪ Economic Net Income (“ENI”) of $331.6 million ($0.82/share) ▪ Fee Related Earnings (“FRE”) of $134.5 million (409.2 million shares(1)) ▪ Distributable Earnings (“DE”) After Taxes and Related Payables of $233.3 million ($0.57/share) ▪ Declared 1Q'17 distribution of $0.49 per Class A share and equivalent (payout ratio of 86%) GAAP Results Assets Under Management Apollo 1Q'17 Financial Results Highlights Business Drivers ▪ Total Assets Under Management (“AUM”) of $197.5 billion ▪ Fee-Generating AUM (“FGAUM”) of $154.2 billion ▪ Carry-Eligible AUM (“CEAUM”) of $89.8 billion and Carry-Generating AUM (“CGAUM”) of $52.6 billion ▪ Dry Powder of $24.2 billion available for investment ▪ Inflows: $5.3 billion of capital inflows ($35.5 billion LTM(2)) ▪ Deployment: $3.4 billion invested ($17.2 billion LTM) ▪ Realizations: $1.7 billion of capital returned to investors ($6.0 billion LTM) ▪ Performance: Private Equity Fund Appreciation 8.0% (22.0% LTM) Credit Gross Return(3) 1.9% (12.1% LTM) Note: This presentation contains non-GAAP financial information and defined terms which are described on pages 32 to 36. The non-GAAP financial information contained herein is reconciled to GAAP financial information on pages 5 and 23-25. (1) Shares are based on end of period Distributable Earnings Shares Outstanding, which consist of total Class A shares outstanding and restricted share units (“RSUs”) that participate in distributions. (2) “LTM” refers to the last twelve months ended March 31, 2017. (3) Represents total Credit gross return, excluding assets managed by Athene Asset Management, L.P. (“AAM”) that are not directly invested in Apollo funds or sub-advised by Apollo. Total Credit net return was 1.6% for 1Q'17 and 10.7% for LTM. 1 Non-GAAP Measures & Distribution ▪ Net Income of $355.0 million ▪ Net Income Attributable to Apollo Global Management, LLC $145.2 million ($0.75/share)

▪ Net Income was $355.0 million for the quarter; Net Income Attributable to Apollo Global Management, LLC (Class A shares) was $145.2 million for the quarter ($ in thousands, except share data) 1Q'16 4Q'16 1Q'17 Revenues: Management fees from related parties $233,795 $268,342 $269,543 Advisory and transaction fees from related parties, net 7,999 43,966 15,067 Carried interest income (loss) from related parties (120,968) 373,072 358,941 Total Revenues 120,826 685,380 643,551 Expenses: Compensation and benefits: Salary, bonus and benefits 97,234 99,117 101,613 Equity-based compensation 14,002 28,780 23,107 Profit sharing expense (37,605) 177,307 144,324 Total Compensation and Benefits 73,631 305,204 269,044 Interest expense 7,873 12,977 12,999 General, administrative and other 58,631 59,715 62,040 Placement fees 1,764 20,468 1,905 Total Expenses 141,899 398,364 345,988 Other Income: Net gains (losses) from investment activities (56,469) 89,434 34,517 Net gains from investment activities of consolidated variable interest entities 1,319 2,198 4,108 Income (loss) from equity method investments (3,817) 38,822 38,553 Interest income 585 999 803 Other income (loss), net (253) 4,077 18,647 Total Other Income (Loss) (58,635) 135,530 96,628 Income (loss) before income tax (provision) benefit (79,708) 422,546 394,191 Income tax (provision) benefit 5,147 (28,199) (39,161) Net Income (Loss) (74,561) 394,347 355,030 Net (income) loss attributable to Non-Controlling Interests 41,733 (227,380) (209,834) Net Income (Loss) Attributable to Apollo Global Management, LLC ($32,828) $166,967 $145,196 Distributions Declared and Paid per Class A Share $0.28 $0.35 $0.45 Net Income (Loss) Per Class A Share: Net Income (Loss) Available to Class A Share – Basic ($0.19) $0.87 $0.75 Net Income (Loss) Available to Class A Share – Diluted ($0.19) $0.87 $0.75 Weighted Average Number of Class A Shares Outstanding – Basic 182,665,330 185,146,949 186,537,367 Weighted Average Number of Class A Shares Outstanding – Diluted 182,665,330 185,146,949 186,537,367 GAAP Consolidated Statements of Operations (Unaudited) 2

($ in thousands, except share data) As of March 31, 2017 As of December 31, 2016 Assets: Cash and cash equivalents $1,084,218 $806,329 Cash and cash equivalents held at consolidated funds 7,880 7,335 Restricted cash 4,946 4,680 Investments 1,575,687 1,494,744 Assets of consolidated variable interest entities 1,106,407 1,001,811 Carried interest receivable 1,420,860 1,257,105 Due from related parties 249,881 254,853 Deferred tax assets 561,524 572,263 Other assets 140,302 118,860 Goodwill 88,852 88,852 Intangible assets, net 21,006 22,721 Total Assets $6,261,563 $5,629,553 Liabilities and Shareholders’ Equity Liabilities: Accounts payable and accrued expenses $72,170 $57,465 Accrued compensation and benefits 54,257 52,754 Deferred revenue 171,267 174,893 Due to related parties 598,975 638,126 Profit sharing payable 634,668 550,148 Debt 1,353,572 1,352,447 Liabilities of consolidated variable interest entities 925,008 854,579 Other liabilities 103,855 81,613 Total Liabilities 3,913,772 3,762,025 Shareholders’ Equity: Apollo Global Management, LLC shareholders’ equity: Preferred shares 264,683 — Class A shares, no par value, unlimited shares authorized, 187,644,092 and 185,460,294 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively — — Class B shares, no par value, unlimited shares authorized, 1 share issued and outstanding at March 31, 2017 and December 31, 2016 — — Additional paid in capital 1,763,146 1,830,025 Accumulated deficit (838,686) (986,186) Accumulated other comprehensive loss (11,803) (8,723) Total Apollo Global Management, LLC shareholders’ equity 1,177,340 835,116 Non-Controlling Interests in consolidated entities 120,891 90,063 Non-Controlling Interests in Apollo Operating Group 1,049,560 942,349 Total Shareholders’ Equity 2,347,791 1,867,528 Total Liabilities and Shareholders’ Equity $6,261,563 $5,629,553 GAAP Consolidated Statements of Financial Condition (Unaudited) ▪ Total assets were $6.3 billion as of March 31, 2017, an increase of $0.6 billion, or 11%, compared to December 31, 2016 3

Summary of Non-GAAP Measures

APOLLO

($ in thousands, except per share data)	1Q'16	4Q'16	1Q'17	1Q'16 LTM	1Q'17 LTM
Management Fees	$230,933	$246,598	$252,053	$918,113	$998,769
Advisory and Transaction Fees from Related Parties, net	7,999	43,966	15,067	12,642	154,183
Carried Interest Income (Loss) from Related Parties	(120,968)	375,042	359,006	(92,271)	1,265,860
Total Revenues	**117,964**	**665,606**	**626,126**	**838,484**	**2,418,812**
Salary, Bonus and Benefits	92,370	93,194	94,721	360,740	369,241
Equity-Based Compensation	16,720	15,872	16,745	63,073	64,493
Profit Sharing Expense	(33,493)	148,619	148,275	11,706	498,418
Other Expenses	54,062	72,548	55,836	232,873	244,697
Total Expenses	**129,659**	**330,233**	**315,577**	**668,392**	**1,176,849**
Other Income Net of Non-Controlling Interests	(70,195)	117,002	79,446	41,606	342,189
Economic Income (Loss)(1)	**($81,890)**	**$452,375**	**$389,995**	**$211,698**	**$1,584,152**
Taxes	8,926	(58,269)	(58,372)	6,928	(232,820)
Economic Net Income (Loss)	**($72,964)**	**$394,106**	**$331,623**	**$218,626**	**$1,351,332**
Per Share	*($0.18)*	*$0.98*	*$0.82*	*$0.54*	*$3.36*
Fee Related Earnings	**$98,804**	**$131,465**	**$134,475**	**$413,461**	**$565,545**
Distributable Earnings	**$104,755**	**$226,226**	**$239,605**	**$581,557**	**$782,782**
Taxes and Related Payables	(2,273)	(289)	(6,348)	(9,878)	(13,710)
Distributable Earnings After Taxes and Related Payables	**$102,482**	**$225,937**	**$233,257**	**$571,679**	**$769,072**
Per Share of Common & Equivalent(2)	*$0.25*	*$0.55*	*$0.57*	*$1.40*	*$1.88*
Net Distribution per Share of Common & Equivalent(2)	**$0.25**	**$0.45**	**$0.49**	**$1.30**	**$1.66**
Payout Ratio	*100%*	*82%*	*86%*	*93%*	*88%*

(1) *1Q'17 and 1Q'17 LTM includes $17.5 million in insurance proceeds received in connection with fees and expenses relating to a legal proceeding, which was recorded in Other income (loss). 1Q'16 LTM includes impact of reserve of $45 million accrued in connection with an SEC regulatory matter previously disclosed in our Annual Report on Form 10-K filed with the SEC on February 29, 2016 principally concerning the acceleration of fees from fund portfolio companies.*

(2) *Per share calculations are based on end of period Distributable Earnings Shares Outstanding, which consist of total Class A shares outstanding and RSUs that participate in distributions (collectively referred to as "common & equivalents"). See page 26 for the share reconciliation.*

4

Reconciliation of GAAP to Non-GAAP Measures

APOLLO

($ in thousands)	1Q'16	2Q'16	3Q'16	4Q'16	1Q'17
GAAP Net Income (Loss) Attributable to Apollo Global Management, LLC	**($32,828)**	**$174,092**	**$94,619**	**$166,967**	**$145,196**
Net income (loss) attributable to Non-Controlling Interests in consolidated entities	2,035	2,078	(222)	1,898	3,384
Net income (loss) attributable to Non-Controlling Interests in the Apollo Operating Group	(43,768)	239,633	140,321	225,482	206,450
GAAP Net Income (Loss)	**($74,561)**	**$415,803**	**$234,718**	**$394,347**	**$355,030**
Income tax provision (benefit)	(5,147)	37,988	29,667	28,199	39,161
GAAP Income (Loss) Before Income Tax (Provision) Benefit	**($79,708)**	**$453,791**	**$264,385**	**$422,546**	**$394,191**
Transaction related charges and equity-based compensation[1]	(147)	7,421	18,041	31,727	(812)
Net (income) loss attributable to Non-Controlling Interests in consolidated entities	(2,035)	(2,078)	222	(1,898)	(3,384)
Economic Income (Loss)	**($81,890)**	**$459,134**	**$282,648**	**$452,375**	**$389,995**
Income tax (provision) benefit on Economic Income (Loss)	8,926	(64,283)	(51,896)	(58,269)	(58,372)
Economic Net Income (Loss)	**($72,964)**	**$394,851**	**$230,752**	**$394,106**	**$331,623**
Income tax provision (benefit) on Economic Income (Loss)	(8,926)	64,283	51,896	58,269	58,372
Carried interest (income) loss from related parties[2]	129,885	(322,193)	(201,020)	(369,617)	(358,280)
Profit sharing expense	(33,493)	124,733	76,791	148,619	148,275
Equity-based compensation	16,720	15,722	16,154	15,872	16,745
(Income) loss from equity method investments	3,859	(44,706)	(22,919)	(38,815)	(39,214)
Net (gains) losses from investment activities	56,499	(88,498)	(17,362)	(89,247)	(34,490)
Net interest loss	6,891	8,886	11,528	11,714	11,988
Other	333	44	663	564	(544)
Fee Related Earnings	**$98,804**	**$153,122**	**$146,483**	**$131,465**	**$134,475**
Net realized carried interest income	6,817	11,791	13,220	83,325	97,012
Non-cash revenues	(842)	(843)	(842)	(842)	(843)
Realized income from equity method investments	4,349	6,891	3,767	22,173	18,436
Net interest loss	(6,891)	(8,886)	(11,528)	(11,714)	(11,988)
Depreciation and amortization	2,581	2,516	2,435	2,396	2,513
Other	(63)	(276)	(899)	(577)	—
Distributable Earnings	**$104,755**	**$164,315**	**$152,636**	**$226,226**	**$239,605**
Taxes and related payables	(2,273)	(2,968)	(4,105)	(289)	(6,348)
Distributable Earnings After Taxes and Related Payables	**$102,482**	**$161,347**	**$148,531**	**$225,937**	**$233,257**

(1) Transaction-related charges include equity-based compensation charges, the amortization of intangible assets, contingent consideration and certain other charges associated with acquisitions. Equity-based compensation adjustment represents non-cash revenues and expenses related to equity awards granted by unconsolidated related parties to employees of Apollo.

(2) Excludes carried interest income from a publicly traded business development company we manage.

5

Shareholder Distribution

APOLLO

- Generated $0.57 of Distributable Earnings After Taxes and Related Payables per Share of Common & Equivalent during the quarter
- Apollo declared a quarterly distribution of $0.49 per Class A share to holders of record as of May 19, 2017, which is payable on May 31, 2017

($ in thousands, except per share data)	1Q'16	4Q'16	1Q'17
Distributable Earnings	**$104,755**	**$226,226**	**$239,605**
Taxes and Related Payables	(2,273)	(289)	(6,348)
DE After Taxes and Related Payables	**$102,482**	**$225,937**	**$233,257**
Add Back: Taxes & Related Payables Attributable to Common & Equivalents	2	101	4,560
DE Before Certain Payables[(1)]	102,484	226,038	237,817
Percent to Common & Equivalents	47%	47%	47%
DE Before Other Payables Attributable to Common & Equivalents	48,085	107,246	112,874
Less: Taxes & Related Payables Attributable to Common & Equivalents	(2)	(101)	(4,560)
DE Attributable to Common & Equivalents	**$48,083**	**$107,145**	**$108,314**
Per Share of Common & Equivalent[(2)]	***$0.25***	***$0.55***	***$0.57***
Retained Capital per Share of Common & Equivalent[(2)(3)]	—	*(0.10)*	*(0.08)*
Net Distribution per Share of Common & Equivalent[(2)]	***$0.25***	***$0.45***	***$0.49***
Payout Ratio	*100%*	*82%*	*86%*

(1) DE Before Certain Payables represents Distributable Earnings before the deduction for estimated current corporate taxes and the amounts payable under Apollo's tax receivable agreement.

(2) Per share calculations are based on end of period Distributable Earnings Shares Outstanding, which consist of total Class A shares outstanding and RSUs that participate in distributions (collectively referred to as "common & equivalents"). See page 26 for the share reconciliation.

(3) Retained capital is withheld pro-rata from common and equivalent holders and Apollo Operating Group ("AOG") unitholders.

6

Private Equity

APOLLO

Commentary

- Robust Economic Income driven by strong net carried interest income and balance sheet gains generated by both traditional and natural resources private equity funds
- Private Equity fund appreciation during the quarter of 8.0%[1] was driven by appreciation in private and public portfolio company holdings
- Realization activity driven by distribution activity from a co-investment and Fund VIII portfolio companies including Verallia, ADT and Vectra
- Deployed $1.6 billion and committed $1.2 billion during the quarter; total committed but not yet deployed capital[2] at quarter end was $2.3 billion of which $1.7 billion related to energy asset build-ups expected to be deployed over time
- Currently fundraising for the ninth vintage of our flagship traditional private equity fund strategy
- At quarter-end, Fund VIII was 71% committed or deployed[7]

Business Drivers

	1Q'17	LTM
Inflows	$297mm	$5.5bn
Deployment	$1.6bn	$10.6bn
Realizations	$1.1bn	$2.2bn
Performance[1]	8.0%	22.0%

Financial Results Summary

($ in thousands)	1Q'16	4Q'16	1Q'17
Management fees	$74,918	$79,014	$77,398
Advisory and transaction fees	2,713	41,060	11,772
Carried interest income (loss)	(146,335)	304,460	319,080
Total Revenues	(68,704)	424,534	408,250
Compensation and benefits	(17,915)	156,782	168,832
Other expenses	16,725	16,811	17,494
Total Expenses	(1,190)	173,593	186,326
Other Income (Loss)	(12,141)	30,818	48,672
Economic Income (Loss)	**($79,655)**	**$281,759**	**$270,596**
Fee Related Earnings	**$28,708**	**$75,161**	**$58,001**

Supplemental Information

$45 billion AUM



Committed
$2bn[2]
Dry Powder
$12bn
Invested
AUM
$29bn
Other
$3bn[3]
Co-Investments
$5bn[4]

Traditional PE Funds Inception-to-date Gross / Net IRR *39% / 25%*

PE Portfolio Composition: 76% Private / 24% Public[8]

Public Equity Holdings	*Fund*	*Shares Held (mm)*
Ladbrokes (LCL)	*Fund VI & VII*	*130.9*
Presidio (PSDO)	*Fund VIII*	*67.0*
EP Energy (EPE)	*Fund VII & ANRP*	*62.6*
Welspun Corp (WLCO IN)	*Fund VII & ANRP*	*51.2*
Norwegian (NCLH)[5]	*Fund VI & VII*	*36.1*
Caesars Acquisition (CACQ)[5][6]	*Fund VI*	*28.0*
Hostess (TWNK)	*Fund VII*	*21.5*
Welspun Enterprises (WEL IN)	*Fund VII & ANRP*	*8.7*

(1) Represents private equity fund appreciation (depreciation) as defined in the non-GAAP financial information and definitions section of this presentation. (2) Represents capital committed to investments as of March 31, 2017 by Apollo's private equity funds. These investments have not yet closed and may be subject to a variety of closing conditions or other contractual provisions, which could result in such capital not ultimately being invested. (3) Other represents approximately $3 billion of uncalled commitments which can be called for fund fees and expenses only and are not available for investment or reinvestment subject to the provisions of the applicable fund limited partnership agreements or other governing agreements. (4) Represents AUM related to co-investment vehicles. (5) Includes shares held by Athene in associated co-investment vehicles. (6) Does not include shares of Caesars Entertainment (CZR) held by Fund VI and Athene in associated co-investment vehicles. (7) Represents the sum of capital actually invested, committed to invest or used for fees and expenses, divided by aggregate committed capital. (8) Excludes Athene shares held by AAA.

7

Supplemental Private Equity Fund Information

APOLLO

Fund VI

Vintage:	2006
Fund Size:	$10.1bn
Total Invested:	$12.5bn
Realized Value:	$18.1bn
Unrealized Value:	$2.9bn
Total Value:	$21.0bn
Gross / Net IRR:	12% / 9%
Escrow Ratio(1):	86%

***$2.9 billion** Unrealized Value Investment Mix*


Public Equity Holdings: 65%
NCLH 52%
CACQ 13%
Private Investments 35%

Select Private Investments(3)

(in order of size as measured by fair value)

Momentive Performance Materials
Claire's Stores

Fund VII

Vintage:	2008
Fund Size:	$14.7bn
Total Invested:	$16.1bn
Realized Value:	$29.4bn
Unrealized Value:	$4.2bn
Total Value:	$33.6bn
Gross / Net IRR:	35% / 26%
Escrow Ratio(1):	107%

***$4.2 billion** Unrealized Value Investment Mix*


Public Equity Holdings: 27%
Other 4%
LCL 4%
EPE 6%
7%
TWNK 10%
Private Investments 73%

Select Private Investments(3)

(in order of size as measured by fair value)

McGraw Hill Education
Aurum
Talos Energy
Endemol Shine
Vistra Energy
Novitex
Pinnacle

Fund VIII

Vintage:	2013
Fund Size:	$18.4bn
Committed to Date:	$13.0bn
Total Invested:	$10.9bn
Realized Value:	$1.7bn
Total Value:	$14.3bn
% Committed:	71%
Gross / Net IRR:	27% / 16%

***$12.6 billion** Unrealized Value by Investment Year*

Average Life of Investment: 1.5 yrs


Unrealized MOIC: 1.3x
2013-14 $2.0
2015 $4.6
Unrealized MOIC: 1.6x
2017 $1.0
2016 $5.0
Unrealized MOIC: 1.0x
Unrealized MOIC: 1.1x

Unrealized Value by Sector

Consumer Services	*31%*
Business Services	*18%*
Natural Resources	*14%*
Leisure	*13%*
Manufacturing and Industrial	*7%*
Financial Services	*7%*
Media/Telcom/Technology	*5%*
Consumer & Retail	*3%*
Chemicals	*2%*

ANRP I and ANRP II

Vintages:	2012 / 2016
Fund Series Size:	$4.8bn
Committed to Date:	$2.6bn
Total Invested:	$1.8bn
Realized Value:	$0.4bn
Unrealized Value:	$2.5bn
Total Value:	$2.9bn
Gross / Net IRR (ANRP I)(2):	18% / 12%

ANRP I and ANRP II Portfolio


Realized Value $0.4bn
Dry Powder $2.9bn
Unrealized Value $2.5bn

Select Private Investments(3)

(in order of size as measured by fair value)

Double Eagle I and II
Chisholm
Talos Energy
Jupiter Resources
Apex Energy

Note: Refer to the definitions of Vintage Year (Vintage), Total Invested Capital (Total Invested), Realized Value, Unrealized Value, Gross IRR, Net IRR, and Unrealized MOIC in the non-GAAP financial information & definitions section of this presentation. (1) For Escrow Ratio definition and related information, please refer to page 15. (2) ANRP II returns have not been presented as the fund commenced investing capital less than 24 months prior to the period indicated and therefore such return information was not deemed meaningful. (3) Investments selected based on non-performance criteria.

8

Credit

APOLLO

Commentary

- Strong Economic Income driven by higher Fee Related Earnings quarter-over-quarter, an increase in the fair value of Athene, and solid carried interest income
- FRE growth driven by rising management fees and lower placement fees
- Credit gross and net returns[1] of 1.9% and 1.6%, respectively, for the quarter resulting from income and appreciation across fund categories
- Inflows primarily driven by an increase in Athene-related AUM to more than $73 billion (+12% year-over-year), as well as a variety of Liquid/Performing strategies
- Capital deployment activity driven by opportunistic investments, insurance-linked securities, structured credit, and European real estate
- Fair value of Athene increased 5% from the prior quarter

Business Drivers

	1Q'17	LTM
Inflows	$4.4bn	$26.9bn
Deployment	$1.0bn	$3.4bn
Realizations	$365mm	$1.9bn
Performance[1]	1.9%	12.1%

Financial Results Summary

($ in thousands)	1Q'16	4Q'16	1Q'17
Management fees	$142,511	$151,560	$158,342
Advisory and transaction fees	4,410	2,475	2,556
Carried interest income	23,973	60,885	37,258
Total Revenues	170,894	214,920	198,156
Compensation and benefits	81,596	89,620	79,931
Other expenses	31,193	50,380	33,860
Total Expenses	112,789	140,000	113,791
Other Income (Loss)	(55,608)	87,761	31,866
Non-Controlling Interest	(2,385)	(2,394)	(934)
Economic Income	**$112**	**$160,287**	**$115,297**
Fee Related Earnings	**$70,573**	**$51,929**	**$72,212**

Supplemental Information

($ in billions) ***$141 billion AUM***

Category	AUM	FG AUM	CE AUM	CG AUM	1Q'17 Gross Return[1]	LTM Gross Return[1]
Liquid/Performing	$37	$33	$20	$11	1.9%	10.5%
Drawdown[2]	$24	$14	$21	$8	1.6%	16.5%
Permanent Capital Vehicles						
Permanent Capital Vehicles ex Athene Non-Sub-Advised[3]	$12	$11	$10	$9	2.7%	12.2%
Athene Non-Sub-Advised[3]	$57	$57	—	—		
Advisory[4]	$11	—	—	—		
Total Credit	**$141**	**$115**	**$51**	**$28**	**1.9%**	**12.1%**

(1) Represents gross return as defined in the non-GAAP financial information and definitions section of this presentation with the exception of CLO assets in Liquid/Performing which are calculated based on gross return on invested assets, which excludes cash. The 1Q'17 net returns for Liquid/Performing, Drawdown and Permanent Capital Vehicles ex Athene Non-Sub-Advised were 1.8%, 1.2%, 1.8%, respectively, and 1.6% for total Credit excluding Athene Non-Sub-Advised. The LTM net returns for Liquid/Performing, Drawdown and Permanent Capital Vehicles ex Athene Non-Sub-Advised were 9.9%, 14.1%, 8.3%, respectively, and 10.7% for total Credit excluding Athene Non-Sub-Advised. (2) Significant Drawdown funds and strategic investment accounts ("SIAs") had inception-to-date ("ITD") gross and net IRRs of 16.1% and 12.3%, respectively, as of March 31, 2017. Significant Drawdown funds and SIAs include funds and SIAs with AUM greater than $200 million that did not predominantly invest in other Apollo funds or SIAs. (3) Athene Non-Sub-Advised reflects total Athene-related AUM of $73.1 billion less $16.4 billion of assets that were either sub-advised by Apollo or invested in funds and investment vehicles managed by Apollo. Athene Non-Sub-Advised includes $4.4 billion of Athene AUM for which AAME provides investment advisory services. (4) Advisory refers to certain assets advised by AAME.

9

Real Estate

APOLLO

Commentary

- Economic Income driven by Fee Related Earnings
- Four consecutive quarters of positive Fee Related Earnings as the launch of new equity products in the U.S and Asia complements growth in the debt business to drive increasing profitability
- Real estate U.S. equity funds combined gross return[1] of 3.8%
- Inflows and Deployment for the quarter driven by an increase in capital investment for the AGRE Debt Fund, an increase in leverage and capital invested for the commercial mortgage REIT (ARI) managed by Apollo, as well as capital raised related to co-investment transactions in the U.S. and Asia
- Realization activity for the quarter driven primarily by the debt funds

Business Drivers

	1Q'17	LTM
Inflows	$631mm	$3.1bn
Deployment	$867mm	$3.2bn
Realizations	$265mm	$1.9bn
Performance[1]	3.8%	17.1%

Financial Results Summary

($ in thousands)	1Q'16	4Q'16	1Q'17
Management fees	$13,504	$16,024	$16,313
Advisory and transaction fees	876	431	739
Carried interest income	1,394	9,697	2,668
Total Revenues	15,774	26,152	19,720
Compensation and benefits	11,916	11,283	10,978
Other expenses	6,144	5,357	4,482
Total Expenses	18,060	16,640	15,460
Other Income (Loss)	(61)	817	(158)
Economic Income (Loss)	**($2,347)**	**$10,329**	**$4,102**
Fee Related Earnings	**($477)**	**$4,375**	**$4,262**

Supplemental Information

$12 billion AUM



Equity
$3.1bn
Debt
$8.9bn

(1) Represents combined gross return for U.S. Real Estate Fund I and U.S. Real Estate Fund II including co-investment capital. The 1Q'17 and LTM combined net returns for U.S. Real Estate Fund I and U.S. Real Estate Fund II were 3.2% and 13.7%, respectively. U.S. Real Estate Fund I and U.S. Real Estate Fund II's combined inception-to-date gross and net IRRs were 17.1% and 13.8%, respectively, as of March 31, 2017.

10

Total AUM & Fee-Generating AUM

APOLLO

1Q'17 Total AUM Rollforward[1]

($ in millions)

	Private Equity	Credit	Real Estate	Total
4Q'16	**$43,628**	**$136,607**	**$11,453**	**$191,688**
Inflows	297	4,385	631	5,313
Outflows[2]	(71)	(698)	—	(769)
Net Flows	226	3,687	631	4,544
Realizations	(1,050)	(365)	(265)	(1,680)
Market Activity	1,769	1,003	142	2,914
1Q'17	**$44,573**	**$140,932**	**$11,961**	**$197,466**

Total AUM Highlights

Private Equity

Inflows: Capital raised for co-investments ($226 million) and net segment transfers ($69 million) *Realizations:* Fund VIII portfolio company distributions ($517 million) from ADT, Verallia, and Vectra; Co-Investment ($297 million) *Market Activity:* Appreciation driven by traditional private equity funds, primarily Fund VIII, as well as natural resources funds

Credit

Inflows: Net increase in Athene assets ($1.9 billion); Advisory assets ($1.1 billion); and Liquid/Performing funds ($1.0 billion) *Outflows:* Redemptions ($298 million); net leverage reduction ($222 million); and net segment transfers ($158 million) *Realizations:* Drawdown funds ($145 million) and Liquid/Performing funds ($136 million) *Market activity:* Liquid/Performing funds ($546 million) and Drawdown funds ($206 million)

Real Estate

Inflows: Capital raised for AGRE Debt Fund I ($205 million); net leverage increase ($169 million); and capital raised for co-investments ($167 million)
Realizations: Real estate debt ($255 million)

1Q'17 Fee-Generating AUM Rollforward[1]

($ in millions)

	Private Equity	Credit	Real Estate	Total
4Q'16	**$30,722**	**$111,781**	**$8,295**	**$150,798**
Inflows	31	3,602	347	3,980
Outflows[2]	—	(984)	—	(984)
Net Flows	31	2,618	347	2,996
Realizations	—	(236)	(245)	(481)
Market Activity	21	751	69	841
1Q'17	**$30,774**	**$114,914**	**$8,466**	**$154,154**

Fee-Generating AUM Highlights

Private Equity

Inflows: Fee-generating capital deployment ($28 million)

Credit

Inflows: Net increase in Athene assets ($1.9 billion); Liquid/Performing funds ($842 million); Fee-generating capital deployment ($399 million); A private BDC ($147 million); and Drawdown funds ($110 million) *Outflows:* Net change in fee basis ($331 million); Net leverage reduction ($311 million) and redemptions ($277 million) *Realizations:* Liquid/Performing funds ($118 million) and Permanent Capital Vehicles ($85 million) *Market activity:* Liquid/Performing funds ($569 million)

Real Estate

Inflows: Capital raised for AGRE Debt Fund I ($205 million); co-investment ($72 million); and net segment transfers ($61 million)
Realizations: Real estate debt ($238 million)

LTM Total AUM Rollforward[1]

($ in millions)

	Private Equity	Credit	Real Estate	Total
1Q'16	**$37,702**	**$123,854**	**$10,957**	**$172,513**
Inflows	5,543	26,893	3,069	35,505
Outflows[2]	(912)	(10,729)	(505)	(12,146)
Net Flows	4,631	16,164	2,564	23,359
Realizations	(2,150)	(1,872)	(1,938)	(5,960)
Market Activity	4,390	2,786	378	7,554
1Q'17	**$44,573**	**$140,932**	**$11,961**	**$197,466**

LTM Fee-Generating AUM Rollforward[1]

($ in millions)

	Private Equity	Credit	Real Estate	Total
1Q'16	**$29,325**	**$104,904**	**$6,844**	**$141,073**
Inflows	2,049	18,037	2,839	22,925
Outflows[2]	(203)	(8,390)	(5)	(8,598)
Net Flows	1,846	9,647	2,834	14,327
Realizations	(404)	(1,126)	(1,308)	(2,838)
Market Activity	7	1,489	96	1,592
1Q'17	**$30,774**	**$114,914**	**$8,466**	**$154,154**

(1) *Inflows at the individual segment level represent subscriptions, commitments, and other increases in available capital, such as acquisitions or leverage, net of inter-segment transfers. Outflows represent redemptions and other decreases in available capital. Realizations represent fund distributions of realized proceeds. Market activity represents gains (losses), the impact of foreign exchange rate fluctuations and other income.*

(2) *Included in the 1Q'17 outflows for Total AUM and FGAUM are $297.9 million and $277.3 million of redemptions, respectively. Included in the LTM outflows for Total AUM and FGAUM are $1,782.6 million and $1,484.9 million of redemptions, respectively.*

11

Carry-Eligible & Carry-Generating AUM

APOLLO

Carry-Eligible AUM

($ in millions)

Segment	1Q'16	4Q'16	1Q'17
Private Equity	$32,751	$35,144	$36,134
Credit	48,216	51,644	51,425
Real Estate	2,273	2,117	2,282
Total	$83,240	$88,905	$89,841

Carry-Generating AUM

($ in millions)

Segment	1Q'16	4Q'16	1Q'17
Private Equity	$9,008	$21,521	$23,964
Credit	22,985	33,306	27,752
Real Estate	510	776	837
Total	$32,503	$55,603	$52,553

1Q'17 Carry-Generating to Carry-Eligible AUM Reconciliation

($ in millions)

	Private Equity	Credit	Real Estate	Total
Carry-Generating AUM	$23,964	$27,752	$837	$52,553
+ Uninvested CE AUM	11,906	10,737	1,090	23,733
+ Invested AUM Not Currently Generating Carry	264	12,936	355	13,555
Carry-Eligible AUM	$36,134	$51,425	$2,282	$89,841

$90 billion

Carry-Eligible AUM



Currently Generating Carry $52.6bn
Uninvested Carry-Eligible AUM $23.7bn
Not Currently Generating Carry $13.6bn

($ in billions) Category / Fund	Invested AUM Not Currently Generating Carry	Investment Period Active >24 Months[1]	Appreciation Required to Achieve Carry[2][3]
Private Equity	$0.3	$0.3	40%
Drawdown	4.1	4.0	29%
Liquid/Performing	8.2	6.8	< 250bps
		—	250-500bps
		0.5	> 500bps
Permanent Capital Vehicles ex Athene Non-Sub-Advised	0.6	0.6	< 250bps
Credit	12.9	11.9	11%
Real Estate	0.4	0.3	> 250bps
Total	$13.6	$12.5	

(1) Represents invested AUM not currently generating carry for funds that have been investing capital for more than 24 months as of March 31, 2017.
(2) Represents the percentage of additional appreciation required to reach the preferred return or high watermark and generate carried interest for funds with an investment period greater than 24 months.
(3) All investors in a given fund are considered in aggregate when calculating the appreciation required to achieve carry presented above. Appreciation required to achieve carry may vary by individual investor.

12

Fund VIII $7.4 Natural Resources $2.9 Other PE $2.2 Drawdown $9.8 ▪ Driven by investments in the consumer discretionary, energy, financial services, technology and industrial sectors in the US and Asia as well as investments in longevity assets, structured credit and European real estate Capital Deployment Capital Deployment & Dry Powder $24 billion Dry Powder ($ in billions) Private Equity Credit Real Estate 1Q'1 7 Highlight s ($ in millions) Segment 1Q'17 LTM Private Equity $1,564 $10,645 Credit(1) 992 3,368 Real Estate 867 3,171 Total $3,423 $17,184 Real Estate $1.3 Private Equity $12.5 Credit $10.5 Liquid/ Performing $0.5 ▪ Capital deployed across Apollo’s global integrated investment platform totaled $3.4 billion for the quarter and $17.2 billion over the twelve months ended March 31, 2017 ▪ Pending investment commitments in private equity that have not yet been funded (including co-investments) totaled $2.3 billion as of March 31, 2017 ▪ Dry Powder of $24.2 billion at the end of the quarter, including $9.3 billion of AUM with future management fee potential ▪ Driven by acquisition of Apollo Education (for-profit education), investment in Chisholm Oil & Gas (natural resources) and various investments across our natural resources strategies ▪ Driven primarily by commercial mortgage lending activity across several strategies Permanent Capital Vehicles $0.2 13(1) Reflects capital deployment activity from Drawdown fund strategies.

Segment Balance Sheet Highlights Summary Balance Sheet ($ in millions) 1Q'17 Athene/AAA(2) $767 GP Investments / Other Investments(3) 874 Total Investments $1,641 ($ in millions, except per share amounts and where noted) Through 1Q'17 Open Market Share Repurchases 1.0 Reduction of Shares Issued to Employees(4) 3.6 Total Shares Purchased 4.6 Total Capital Used for Share Purchases(5) $74 Share Repurchase Plan Authorization(6) $250 Average Price Paid Per Share(7) $16.18 Investments Detail Share Repurchase Activitythrough 1Q'17 (1) Investments and carried interest receivable are presented on an unconsolidated basis. Investments and carried interest receivable presented in the condensed consolidated statement of financial condition include eliminations related to investments in consolidated funds and VIEs. (2) Investment in Athene/AAA primarily comprises Apollo’s direct investment of 15.4 million shares (subject to a discount due to a lack of marketability, as applicable) of Athene valued at a weighted average of $45.77 per share and 1.6 million shares of AAA valued at NAV. (3) Represents Apollo’s general partner investments in the funds it manages (excluding AAA) and other balance sheet investments. (4) Represents a reduction in Class A shares to be issued to employees to satisfy associated tax obligations in connection with the settlement of equity-based awards granted under the Company’s 2007 Omnibus Equity Incentive Plan (the “Plan”). (5) With respect to the reduction of 3.6 million Class A shares to be issued to employees under the Plan, amounts represent the cash used by the Company to satisfy the applicable withholding obligations in respect of certain equity-based awards granted under the Plan. (6) In February 2016, the Company announced a plan to repurchase up to $250 million in the aggregate of its Class A shares, which includes up to $150 million through a share repurchase program and up to $100 million through a reduction of Class A shares to be issued to employees to satisfy associated tax obligations in connection with the settlement of equity-based awards granted under the Plan. (7) Average price paid per share reflects total capital used for share repurchases to date divided by the number of shares purchased. ▪ At March 31, 2017, Apollo had $1.1 billion in cash, $1.6 billion of investments, and $0.8 billion of net carried interest receivable for a total net value of $3.5 billion ▪ Long-term debt of $1.4 billion (with maturities in 2021, 2024 and 2026) and an undrawn $500 million revolving credit facility (expiring in 2021) ▪ Unfunded general partner commitments totaled $589 million at March 31, 2017, of which $164 million related to Fund VIII ▪ Aggregate share repurchases under previously announced plan totaled $74 million through March 31, 2017, with $176 million remaining authorized under the plan 14 ($ in millions) 1Q'17 Cash $1,084 Investments(1) 1,641 Carried Interest Receivable(1) 1,423 Profit Sharing Payable (635) Total Net Value $3,513 Debt ($1,354) Unfunded Future Commitments $589

Carried Interest Receivable & Income (Loss) Detail

APOLLO

($ in thousands)	As of March 31, 2017		1Q'17		
	Carried Interest Receivable on an Unconsolidated Basis		Unrealized Carried Interest Income (Loss)	Realized Carried Interest Income	Total Carried Interest Income (Loss) from Related Parties
Private Equity Funds					
Fund VIII	$421,260		$98,033	$57,812	$155,845
Fund VII	95,197	(1)	20,542	19,817	40,359
Fund VI	—	(1)(3)	35,443	—	35,443
Fund IV and V	310	(3)	(5,794)	—	(5,794)
ANRP I and II	133,131		55,647	372	56,019
AAA / Other[2][5]	343,560		(40,252)	77,460	37,208
Total Private Equity Funds	**$993,458**		**$163,619**	**$155,461**	**$319,080**
Total Private Equity Funds, net of profit share	**634,696**		**108,603**	**80,209**	**188,812**
Credit Funds					
Drawdown	$294,950	(3)	($8,401)	$26,659	$18,258
Liquid/Performing	55,582		6,534	3,551	10,085
Permanent Capital Vehicles	43,592		8,189	726	8,915
Total Credit Funds	**$394,124**		**$6,322**	**$30,936**	**$37,258**
Total Credit Funds, net of profit share	**133,327**		**4,107**	**17,204**	**21,311**
Real Estate Funds					
CPI Funds	$304		($59)	$—	($59)
U.S. RE Fund I and II	22,512		2,249	64	2,313
Other[5]	12,309		414	—	414
Total Real Estate Funds	**$35,125**		**$2,604**	**$64**	**$2,668**
Total Real Estate Funds, net of profit share	**20,016**		**570**	**38**	**608**
Total	**$1,422,707**		**$172,545**	**$186,461**	**$359,006**
Total, net of profit share	**$788,039**	(4)	**$113,280**	**$97,451**	**$210,731**

(1) As of March 31, 2017, the remaining investments and escrow cash of Fund VII and Fund VI were valued at 107% and 86% of the fund's unreturned capital, respectively, which were below the required escrow ratio of 115%. As a result, these funds are required to place in escrow current and future carried interest income distributions to the general partner until the specified return ratio of 115% is met (at the time of a future distribution) or upon liquidation. As of March 31, 2017, Fund VI had $167.6 million of gross carried interest income, or $110.7 million net of profit sharing, in escrow. As of March 31, 2017, Fund VII had $58.6 million of gross carried interest income, or $32.6 million net of profit sharing, in escrow. With respect to Fund VII and Fund VI, realized carried interest income currently distributed to the general partner is limited to potential tax distributions per the fund's partnership agreement.

(2) AAA/Other includes $249.3 million of carried interest receivable, or $177.8 million net of profit sharing, from AAA Investments, L.P. as of March 31, 2017. Following a transaction that settled on April 3rd, the receivable balance declined to $204.2 million, or $145.6 million net of profit sharing, reflecting receipt of the carried interest amount that was presented within realized carried interest income for 1Q'17. If Apollo receives payment of any remaining carried interest in cash, then common shares of Athene Holding shall be distributed to Apollo and immediately sold by Apollo to pay for such carried interest in cash.

(3) As of March 31, 2017, certain credit funds and certain private equity funds had $60.4 million and $23.9 million, respectively, in general partner obligations to return previously distributed carried interest income. The fair value gain on investments and income at the fund level needed to reverse the general partner obligations for certain credit funds and certain private equity funds was $328.3 million and $164.5 million, respectively, as of March 31, 2017.

(4) There was a corresponding profit sharing payable of $634.7 million as of March 31, 2017, including profit sharing payable related to amounts in escrow and contingent consideration obligations of $87.7 million.

(5) Other includes certain SIAs.

15

Permanent Capital Vehicles

APOLLO

- As of March 31, 2017, Apollo had $89.4 billion of AUM across six Permanent Capital Vehicles[1]
- Apollo generated $452.4 million of Fee Related Revenue from Permanent Capital Vehicles during the twelve months ended March 31, 2017, representing 39% of total fee related revenue
- The compound annualized growth rate ("CAGR") of permanent capital AUM since 2010 was 50% as of March 31, 2017. Apollo will continue to seek to grow its base of permanent capital opportunistically

Permanent Capital AUM



($ in billions)
$7
10%
$25
22%
$72
45%
$87
45%
$89
45%
2010
2012
2014
2016
1Q'17
Permanent Capital AUM
% of Total AUM

Supplemental Information

($ in millions, except where noted)	1Q'17
Athene[2]	*$73,109*
MidCap	*7,249*
Apollo Investment Corp (AINV)[3]	*4,331*
Apollo Commercial Real Estate Finance (ARI)[4]	*3,932*
Apollo Senior Floating Rate Fund (AFT)	*432*
Apollo Tactical Income Fund (AIF)	*390*
Total AUM in Permanent Capital Vehicles	**$89,443**

	LTM
***Fee Related Revenue from Permanent Capital Vehicles** ($ in thousands)*	*$452,436*
% of Total Fee Related Revenue	*39%*

(1) The investment management arrangements of the Permanent Capital Vehicles that Apollo manages vary in duration and may be terminated under certain circumstances. Refer to page 35 of this presentation for a definition of Permanent Capital Vehicles and additional information regarding the circumstances under which the investment management arrangements of the Permanent Capital Vehicles may be terminated.

(2) See page 17 for additional information regarding assets for which Apollo manages or provides investment advisory services through accounts owned by or related to Athene as of March 31, 2017.

(3) Amounts are as of December 31, 2016. Refer to www.apolloic.com for the most recent financial information on AINV. The information contained on AINV's website is not part of this presentation. Includes $1.5 billion of AUM related to a non-traded business development company.

(4) Amounts are as of December 31, 2016. Refer to www.apolloreit.com for the most recent financial information on ARI. The information contained on ARI's website is not part of this presentation.

16

Athene AUM Sub-Advised AUM by Asset Category A Athene ($ in billions) 1Q'17 Private Equity $1.1 Credit $11.2 Liquid/Performing 10.1 Drawdown 1.1 Real Estate $4.1 Debt 3.7 Equity 0.4 Total $16.4 Note: As of March 31, 2017, the Apollo subsidiaries providing investment management or advisory services to Athene included Athene Asset Management, L.P. ($68.2 billion) and AAME ($4.9 billion). ▪ Through its subsidiaries, Apollo managed or advised $73.1 billion of AUM in accounts owned by or related to Athene as of March 31, 2017 ▪ Of the total AUM, $16.4 billion, or 22%, was either sub-advised by Apollo or invested in funds and investment vehicles managed by Apollo ▪ During the quarter, $571 million of Athene AUM moved from non-sub-advised to sub-advised by Apollo, bringing the total amount of new sub-advised AUM for the last twelve months ended March 31, 2017 to $2.6 billion ▪ Apollo will continue to seek attractive investment opportunities that are consistent with Athene’s investment objectives ($ in billions) 17 2010 2012 2014 2016 1Q'17 Period Ending $2 $16 $60 $71 $73

Appendix

Summary of Combined Economic Income (Loss)

APOLLO

($ in thousands, except per share data and where noted)	1Q'16	2Q'16	3Q'16	4Q'16	1Q'17	1Q'16 LTM	1Q'17 LTM
Management fees from related parties	$230,933	$241,633	$258,485	$246,598	$252,053	$918,113	$998,769
Advisory and transaction fees from related parties, net	7,999	64,899	30,251	43,966	15,067	12,642	154,183
Carried interest income (loss) from related parties:							
Unrealized	(170,891)	286,505	167,484	227,901	172,545	(491,527)	854,435
Realized	49,923	41,980	35,843	147,141	186,461	399,256	411,425
Total Carried Interest Income (Loss) from Related Parties	(120,968)	328,485	203,327	375,042	359,006	(92,271)	1,265,860
Total Revenues	**117,964**	**635,017**	**492,063**	**665,606**	**626,126**	**838,484**	**2,418,812**
Salary, bonus and benefits	92,370	94,522	86,804	93,194	94,721	360,740	369,241
Equity-based compensation	16,720	15,722	16,154	15,872	16,745	63,073	64,493
Profit sharing expense:							
Unrealized	(67,682)	100,836	56,475	90,228	59,265	(195,578)	306,804
Realized	34,189	23,897	20,316	58,391	88,723	207,284	191,327
Realized: Equity-based	—	—	—	—	287	—	287
Total Profit Sharing Expense	(33,493)	124,733	76,791	148,619	148,275	11,706	498,418
Non-compensation expenses:							
General, administrative and other	52,361	61,518	51,953	52,658	53,932	223,497	220,061
Placement fees	1,701	1,789	1,053	19,890	1,904	9,376	24,636
Total Non-Compensation Expenses	54,062	63,307	53,006	72,548	55,836	232,873	244,697
Total Expenses	**129,659**	**298,284**	**232,755**	**330,233**	**315,577**	**668,392**	**1,176,849**
Income (loss) from equity method investments	(3,859)	44,706	22,919	38,815	39,214	13,417	145,654
Net gains (losses) from investment activities	(56,499)	88,498	17,362	89,247	34,490	62,872	229,597
Net interest loss	(6,891)	(8,886)	(11,528)	(11,714)	(11,988)	(26,732)	(44,116)
Other income (loss), net	(561)	258	(4,903)	3,048	18,664	3,272	17,067
Other Income (Loss)	**(67,810)**	**124,576**	**23,850**	**119,396**	**80,380**	**52,829**	**348,202**
Non-Controlling Interest	(2,385)	(2,175)	(510)	(2,394)	(934)	(11,223)	(6,013)
Economic Income (Loss)	**($81,890)**	**$459,134**	**$282,648**	**$452,375**	**$389,995**	**$211,698**	**$1,584,152**
Income tax (provision) benefit	8,926	(64,283)	(51,896)	(58,269)	(58,372)	6,928	(232,820)
Economic Net Income (Loss)	**($72,964)**	**$394,851**	**$230,752**	**$394,106**	**$331,623**	**$218,626**	**$1,351,332**
Per Share	**($0.18)**	**$0.98**	**$0.58**	**$0.98**	**$0.82**	**$0.54**	**$3.36**
Fee Related Earnings	**$98,804**	**$153,122**	**$146,483**	**$131,465**	**$134,475**	**$413,461**	**$565,545**
Distributable Earnings	**$104,755**	**$164,315**	**$152,636**	**$226,226**	**$239,605**	**$581,557**	**$782,782**
AUM *($ in millions)*	172,513	186,266	188,636	191,688	197,466	172,513	197,466
Fee-Generating AUM *($ in millions)*	141,073	145,428	148,669	150,798	154,154	141,073	154,154

19

Private Equity

APOLLO

($ in thousands, except where noted)	1Q'16	2Q'16	3Q'16	4Q'16	1Q'17	1Q'16 LTM	1Q'17 LTM
Management fees from related parties	$74,918	$76,518	$91,545	$79,014	$77,398	$296,157	$324,475
Advisory and transaction fees from related parties, net	2,713	58,301	26,601	41,060	11,772	(8,613)	137,734
Carried interest income (loss) from related parties:							
Unrealized	(146,335)	207,845	75,019	232,278	163,619	(439,387)	678,761
Realized	—	266	9,844	72,182	155,461	263,787	237,753
Total Carried Interest Income (Loss) from Related Parties	(146,335)	208,111	84,863	304,460	319,080	(175,600)	916,514
Total Revenues	**(68,704)**	**342,930**	**203,009**	**424,534**	**408,250**	**111,944**	**1,378,723**
Salary, bonus and benefits	32,074	31,564	32,532	28,293	31,469	124,444	123,858
Equity-based compensation	7,385	6,765	6,645	6,754	7,095	29,653	27,259
Profit sharing expense:							
Unrealized	(57,374)	67,543	19,234	85,240	55,016	(191,099)	227,033
Realized	—	132	7,266	36,495	75,252	151,498	119,145
Total Profit Sharing Expense	(57,374)	67,675	26,500	121,735	130,268	(39,601)	346,178
Non-compensation expenses:							
General, administrative and other	15,731	20,551	18,118	16,923	17,360	76,189	72,952
Placement fees	994	1,085	330	(112)	134	5,460	1,437
Total Non-Compensation Expenses	16,725	21,636	18,448	16,811	17,494	81,649	74,389
Total Expenses	**(1,190)**	**127,640**	**84,125**	**173,593**	**186,326**	**196,145**	**571,684**
Income (loss) from equity method investments	(5,483)	31,410	14,384	25,970	31,728	8,159	103,492
Net gains (losses) from investment activities	(4,106)	6,457	1,191	7,837	3,396	2,827	18,881
Net interest loss	(2,428)	(3,252)	(4,188)	(4,319)	(4,242)	(9,757)	(16,001)
Other income (loss), net	(124)	341	103	1,330	17,790	1,403	19,564
Other Income (Loss)	**(12,141)**	**34,956**	**11,490**	**30,818**	**48,672**	**2,632**	**125,936**
Economic Income (Loss)[1]	**($79,655)**	**$250,246**	**$130,374**	**$281,759**	**$270,596**	**($81,569)**	**$932,975**
Fee Related Earnings	**$28,708**	**$81,960**	**$67,269**	**$75,161**	**$58,001**	**$127,856**	**$282,391**
AUM *($ in millions)*	37,702	41,181	42,181	43,628	44,573	37,702	44,573
Fee-Generating AUM *($ in millions)*	29,325	29,530	30,630	30,722	30,774	29,325	30,774

(1) 1Q'17 and 1Q'17 LTM includes $17.5 million in insurance proceeds received in connection with fees and expenses incurred relating to a legal proceeding, which was recorded in Other income (loss). 1Q'16 LTM includes impact of reserve of $45 million accrued in connection with an SEC regulatory matter previously disclosed in our Annual Report on Form 10-K filed with the SEC on February 29, 2016 principally concerning the acceleration of fees from fund portfolio companies.

20

Credit

($ in thousands, except where noted)	1Q'16	2Q'16	3Q'16	4Q'16	1Q'17	1Q'16 LTM	1Q'17 LTM
Management fees from related parties	$142,511	$151,252	$151,386	$151,560	$158,342	$568,300	$612,540
Advisory and transaction fees from related parties, net	4,410	3,036	2,612	2,475	2,556	16,304	10,679
Carried interest income from related parties:							
Unrealized	(21,179)	80,397	91,502	(13,446)	6,322	(55,943)	164,775
Realized	45,152	40,046	20,500	74,331	30,936	127,258	165,813
Total Carried Interest Income from Related Parties	23,973	120,443	112,002	60,885	37,258	71,315	330,588
Total Revenues	**170,894**	**274,731**	**266,000**	**214,920**	**198,156**	**655,919**	**953,807**
Salary, bonus and benefits	51,612	54,709	45,143	57,792	54,882	202,388	212,526
Equity-based compensation	8,560	8,300	8,834	8,491	9,102	29,487	34,727
Profit sharing expense:							
Unrealized	(9,137)	33,954	36,809	1,386	2,215	(6,267)	74,364
Realized	30,561	23,215	8,988	21,951	13,445	51,858	67,599
Realized: Equity-based	—	—	—	—	287	—	287
Total Profit Sharing Expense	21,424	57,169	45,797	23,337	15,947	45,591	142,250
Non-compensation expenses:							
General, administrative and other	30,486	35,546	29,161	30,446	32,090	122,924	127,243
Placement fees	707	683	723	19,934	1,770	3,916	23,110
Total Non-Compensation Expenses	31,193	36,229	29,884	50,380	33,860	126,840	150,353
Total Expenses	**112,789**	**156,407**	**129,658**	**140,000**	**113,791**	**404,306**	**539,856**
Income from equity method investments	848	12,940	8,036	11,466	6,483	1,730	38,925
Net gains (losses) from investment activities	(52,393)	82,041	16,171	81,410	31,094	60,045	210,716
Net interest loss	(3,655)	(4,715)	(6,172)	(6,127)	(6,522)	(13,933)	(23,536)
Other income (loss), net	(408)	(127)	(4,977)	1,012	811	872	(3,281)
Other Income (Loss)	**(55,608)**	**90,139**	**13,058**	**87,761**	**31,866**	**48,714**	**222,824**
Non-Controlling Interest	(2,385)	(2,175)	(510)	(2,394)	(934)	(11,223)	(6,013)
Economic Income	**$112**	**$206,288**	**$148,890**	**$160,287**	**$115,297**	**$289,104**	**$630,762**
Fee Related Earnings	**$70,573**	**$67,384**	**$76,454**	**$51,929**	**$72,212**	**$284,293**	**$267,979**
AUM *($ in millions)*	123,854	133,884	135,396	136,607	140,932	123,854	140,932
Fee-Generating AUM *($ in millions)*	104,904	108,774	110,123	111,781	114,914	104,904	114,914

21

Real Estate

APOLLO

($ in thousands, except where noted)	1Q'16	2Q'16	3Q'16	4Q'16	1Q'17	1Q'16 LTM	1Q'17 LTM
Management fees from related parties	$13,504	$13,863	$15,554	$16,024	$16,313	$53,656	$61,754
Advisory and transaction fees from related parties, net	876	3,562	1,038	431	739	4,951	5,770
Carried interest income (loss) from related parties:							
Unrealized	(3,377)	(1,737)	963	9,069	2,604	3,803	10,899
Realized	4,771	1,668	5,499	628	64	8,211	7,859
Total Carried Interest Income (Loss) from Related Parties	1,394	(69)	6,462	9,697	2,668	12,014	18,758
Total Revenues	**15,774**	**17,356**	**23,054**	**26,152**	**19,720**	**70,621**	**86,282**
Salary, bonus and benefits	8,684	8,249	9,129	7,109	8,370	33,908	32,857
Equity-based compensation	775	657	675	627	548	3,933	2,507
Profit sharing expense:							
Unrealized	(1,171)	(661)	432	3,602	2,034	1,788	5,407
Realized	3,628	550	4,062	(55)	26	3,928	4,583
Total Profit Sharing Expense	2,457	(111)	4,494	3,547	2,060	5,716	9,990
Non-compensation expenses:							
General, administrative and other	6,144	5,421	4,674	5,289	4,482	24,384	19,866
Placement fees	—	21	—	68	—	—	89
Total Non-Compensation Expenses	6,144	5,442	4,674	5,357	4,482	24,384	19,955
Total Expenses	**18,060**	**14,237**	**18,972**	**16,640**	**15,460**	**67,941**	**65,309**
Income from equity method investments	776	356	499	1,379	1,003	3,528	3,237
Net interest loss	(808)	(919)	(1,168)	(1,268)	(1,224)	(3,042)	(4,579)
Other income (loss), net	(29)	44	(29)	706	63	997	784
Other Income (Loss)	**(61)**	**(519)**	**(698)**	**817**	**(158)**	**1,483**	**(558)**
Economic Income (Loss)	**($2,347)**	**$2,600**	**$3,384**	**$10,329**	**$4,102**	**$4,163**	**$20,415**
Fee Related Earnings	**($477)**	**$3,778**	**$2,760**	**$4,375**	**$4,262**	**$1,312**	**$15,175**
AUM *($ in millions)*	10,957	11,201	11,059	11,453	11,961	10,957	11,961
Fee-Generating AUM *($ in millions)*	6,844	7,124	7,916	8,295	8,466	6,844	8,466

22

Reconciliation of GAAP Net Income Per Class A Share to Non-GAAP Per Share Measures

APOLLO

($ in thousands, except share data)	1Q'16	2Q'16	3Q'16	4Q'16	1Q'17
Net Income (Loss) Attributable to Apollo Global Management, LLC	**($32,828)**	**$174,092**	**$94,619**	**$166,967**	**$145,196**
Distributions declared on Class A shares	(51,432)	(46,014)	(68,356)	(64,911)	(84,215)
Distribution on participating securities	(2,123)	(1,766)	(2,404)	(2,103)	(2,859)
Earnings allocable to participating securities	—	(4,959)	(849)	(3,337)	(2,264)
Undistributed income (loss) attributable to Class A shareholders: Basic	($86,383)	$121,353	$23,010	$96,616	$55,858
GAAP weighted average number of Class A shares outstanding: Basic	182,665,330	183,695,920	184,438,515	185,146,949	186,537,367
GAAP Net Income (Loss) per Class A Share under the Two-Class Method: Basic	***($0.19)***	***$0.91***	***$0.50***	***$0.87***	***$0.75***
Distributed Income	*$0.28*	*$0.25*	*$0.37*	*$0.35*	*$0.45*
Undistributed Income (Loss)	*($0.47)*	*$0.66*	*$0.13*	*$0.52*	*$0.30*
Net Income (Loss) Attributable to Apollo Global Management, LLC	**($32,828)**	**$174,092**	**$94,619**	**$166,967**	**$145,196**
Net Income (Loss) Attributable to Apollo Global Management, LLC to Income (Loss) Before Income Tax (Provision) Benefit Differences[1]	(46,880)	279,699	169,766	255,579	248,995
Income (Loss) Before Income Tax (Provision) Benefit	**($79,708)**	**$453,791**	**$264,385**	**$422,546**	**$394,191**
Income (Loss) Before Income Tax (Provision) Benefit to Economic Income (Loss) Differences[1]	(2,182)	5,343	18,263	29,829	(4,196)
Economic Income (Loss)	**($81,890)**	**$459,134**	**$282,648**	**$452,375**	**$389,995**
Income tax (provision) benefit on Economic Income	8,926	(64,283)	(51,896)	(58,269)	(58,372)
Economic Net Income (Loss)	**($72,964)**	**$394,851**	**$230,752**	**$394,106**	**$331,623**
Weighted Average Economic Net Income Shares Outstanding[2]	402,077,109	401,185,464	401,248,755	401,371,668	403,132,323
Economic Net Income (Loss) per Share	*($0.18)*	*$0.98*	*$0.58*	*$0.98*	*$0.82*
Economic Net Income to Distributable Earnings Differences[1]	177,719	(230,536)	(78,116)	(167,880)	(92,018)
Distributable Earnings	**$104,755**	**$164,315**	**$152,636**	**$226,226**	**$239,605**
Taxes and Related Payables	(2,273)	(2,968)	(4,105)	(289)	(6,348)
Distributable Earnings After Taxes and Related Payables	**$102,482**	**$161,347**	**$148,531**	**$225,937**	**$233,257**
Distributable Earnings Shares Outstanding[2]	407,447,658	407,343,429	407,212,090	409,974,049	409,150,111
Distributable Earnings per Share of Common & Equivalent	*$0.25*	*$0.40*	*$0.36*	*$0.55*	*$0.57*

(1) See page 5 for reconciliation of Net Income (Loss) Attributable to Apollo Global Management, LLC, Income (Loss) Before Income Tax (Provision) Benefit, Economic Net Income (Loss) and Distributable Earnings.
(2) See page 26 for reconciliation of GAAP Class A shares outstanding to non-GAAP shares outstanding.

23

($ in thousands) 1Q'16 4Q'16 1Q'17 Total Revenues (GAAP) $120,826 $685,380 $643,551 Equity awards granted by unconsolidated related parties and reimbursable expenses (4,966) (22,638) (18,223) Adjustments related to consolidated funds and VIEs 652 2,677 798 Other 1,452 187 — Total Segment Revenues $117,964 $665,606 $626,126 Total Expenses (GAAP) $141,899 $398,364 $345,988 Equity awards granted by unconsolidated related parties and reimbursable expenses (5,083) (22,673) (18,223) Transaction-related compensation charges 2,373 (29,494) 2,683 Reclassification of interest expense(1) (7,873) (12,977) (12,999) Amortization of transaction-related intangibles (2,050) (2,199) (1,872) Other 393 (788) — Total Segment Expenses $129,659 $330,233 $315,577 Total Other Income (Loss), net (GAAP) ($58,635) $135,530 $96,628 Reclassification of interest expense(1) (7,873) (12,977) (12,999) Adjustments related to consolidated funds and VIEs (638) (1,905) (3,316) Other (664) (1,252) 67 Total Segment Other Income (Loss) ($67,810) $119,396 $80,380 (1) For EI presentation purposes, interest income is presented net of interest expense as a component of other income. Reconciliation of GAAP to Non-GAAP Measures 24

Walkdown of Non-GAAP Measures

APOLLO

($ in thousands, except per share data)

	1Q'17 Results	1Q'17 Per Share	1Q'17 LTM Results	1Q'17 LTM Per Share
Management fees	$252,053		$998,769	
Advisory and transaction fees from related parties, net	15,067		154,183	
Carried interest income from related parties(1)	726		14,750	
Salary, bonus and benefits	(94,721)		(369,241)	
Non-compensation expenses	(55,836)		(244,697)	
Other income attributable to Fee Related Earnings(2)	18,120		17,794	
Non-Controlling Interest	(934)		(6,013)	
Fee Related Earnings	**$134,475**		**$565,545**	
Net realized carried interest income	97,012		205,348	
Non-cash revenues	(843)		(3,370)	
Realized income from equity method investments	18,436		51,267	
Net interest loss	(11,988)		(44,116)	
Depreciation and amortization	2,513		9,860	
Other	—		(1,752)	
Taxes and related payables	(6,348)		(13,710)	
Distributable Earnings After Taxes and Related Payables	**$233,257**	**$0.57**	**$769,072**	**$1.88**
Taxes and related payables	6,348		13,710	
Net unrealized carried interest income	113,280		547,631	
Non-cash revenues	843		3,370	
Unrealized income from equity method investments	20,778		94,387	
Unrealized gains from investment activities	34,490		229,597	
Equity-based compensation	(16,745)		(64,493)	
Equity-based profit sharing expense	(287)		(287)	
Depreciation and amortization and other	(1,969)		(8,835)	
Income tax provision	(58,372)		(232,820)	
Economic Net Income	**$331,623**	**$0.82**	**$1,351,332**	**$3.36**

Side labels: Fee Related Earnings; Distributable Earnings After Taxes and Related Payables; Economic Net Income

(1) Represents carried interest income from a publicly traded business development company we manage.
(2) Includes $17.5 million in insurance proceeds received in connection with fees and expenses incurred relating to a legal proceeding, which was recorded in other income (loss).

25

1Q'16 2Q'16 3Q'16 4Q'16 1Q'17 Total GAAP Weighted-Average Class A Shares Outstanding: Basic 182,665,330 183,695,920 184,438,515 185,146,949 186,537,367 Non-GAAP Adjustments: Apollo Operating Group Units 216,169,856 216,065,719 215,869,166 215,569,749 215,286,909 RSUs 3,142,789 1,333,695 873,973 581,473 1,233,685 Restricted shares 99,134 90,130 67,101 73,497 74,362 Weighted-Average Economic Net Income Shares Outstanding 402,077,109 401,185,464 401,248,755 401,371,668 403,132,323 1Q'16 2Q'16 3Q'16 4Q'16 1Q'17 Total GAAP Class A Shares Outstanding 183,401,191 184,104,686 184,743,799 185,460,294 187,644,092 Non-GAAP Adjustments: Apollo Operating Group Units 216,169,856 216,000,633 215,795,633 215,457,239 214,957,239 Vested RSUs 1,809,730 1,327,326 997,519 2,752,455 425,736 Economic Net Income Shares Outstanding 401,380,777 401,432,645 401,536,951 403,669,988 403,027,067 Unvested RSUs Eligible for Distribution Equivalents 6,066,881 5,910,784 5,675,139 6,304,061 6,123,044 Distributable Earnings Shares Outstanding 407,447,658 407,343,429 407,212,090 409,974,049 409,150,111 Share Reconciliation 26

Unaudited Supplemental Presentation of Statement of Financial Condition

APOLLO

($ in thousands)	As of March 31, 2017			
	Apollo Global Management, LLC and Consolidated Subsidiaries[1]	Consolidated Funds and VIEs	Eliminations	Consolidated
Assets:				
Cash and cash equivalents	$1,084,218	$—	$—	$1,084,218
Cash and cash equivalents held at consolidated funds	—	7,880	—	7,880
Restricted cash	4,946	—	—	4,946
Investments	1,641,030	9,602	(74,945)	1,575,687
Assets of consolidated variable interest entities	—	1,106,693	(286)	1,106,407
Carried interest receivable	1,422,707	—	(1,847)	1,420,860
Due from related parties	250,648	—	(767)	249,881
Deferred tax assets	561,524	—	—	561,524
Other assets	140,110	345	(153)	140,302
Goodwill	88,852	—	—	88,852
Intangible assets, net	21,006	—	—	21,006
Total Assets	$5,215,041	$1,124,520	($77,998)	$6,261,563
Liabilities and Shareholders' Equity				
Liabilities:				
Accounts payable and accrued expenses	$72,170	$—	$—	$72,170
Accrued compensation and benefits	54,257	—	—	54,257
Deferred revenue	171,267	—	—	171,267
Due to related parties	598,975	—	—	598,975
Profit sharing payable	634,668	—	—	634,668
Debt	1,353,572	—	—	1,353,572
Liabilities of consolidated variable interest entities	—	969,679	(44,671)	925,008
Other liabilities	97,668	6,187	—	103,855
Total Liabilities	2,982,577	975,866	(44,671)	3,913,772
Shareholders' Equity:				
Apollo Global Management, LLC shareholders' equity:				
Preferred shares	264,683	—	—	264,683
Additional paid in capital	1,763,146	—	—	1,763,146
Accumulated deficit	(838,686)	14,884	(14,884)	(838,686)
Accumulated other comprehensive income (loss)	(11,970)	(2,849)	3,016	(11,803)
Total Apollo Global Management, LLC shareholders' equity	1,177,173	12,035	(11,868)	1,177,340
Non-Controlling Interests in consolidated entities	5,731	136,619	(21,459)	120,891
Non-Controlling Interests in Apollo Operating Group	1,049,560	—	—	1,049,560
Total Shareholders' Equity	2,232,464	148,654	(33,327)	2,347,791
Total Liabilities and Shareholders' Equity	$5,215,041	$1,124,520	($77,998)	$6,261,563

(1) Represents amounts of the total combined segments.

27

Investment Records as of March 31, 2017

APOLLO

Drawdown

($ in millions)	Vintage Year[1]	Total AUM	Committed Capital	Total Invested Capital[1]	Realized Value[1]	Remaining Cost[1]	Unrealized Value[1]	Total Value[1]	As of March 31, 2017 Gross IRR[1]	Net IRR[1]
Private Equity:										
Fund VIII	2013	$20,598	$18,377	$10,854	$1,684	$9,668	$12,583	$14,267	27 %	16 %
Fund VII	2008	6,559	14,677	16,097	29,423	3,686	4,177	33,600	35	26
Fund VI	2006	3,515	10,136	12,457	18,100	3,407	2,895	20,995	12	9
Fund V	2001	315	3,742	5,192	12,697	138	58	12,755	61	44
Funds I, II, III, IV & MIA[3]	Various	17	7,320	8,753	17,400	—	2	17,402	39	26
Traditional Private Equity Funds[4]		*$31,004*	*$54,252*	*$53,353*	*$79,304*	*$16,899*	*$19,715*	*$99,019*	*39 %*	*25 %*
ANRP II	2016	3,809	3,454	810	144	734	1,180	1,324	NM[2]	NM[2]
ANRP I	2012	1,696	1,323	1,035	241	868	1,361	1,602	18	12
AION	2013	687	826	328	137	216	194	331	5	(7)
Total Private Equity[9]		**$37,196**	**$59,855**	**$55,526**	**$79,826**	**$18,717**	**$22,450**	**$102,276**		
Credit:										
Credit Opportunity Funds										
COF III	2014	$3,131	$3,426	$4,375	$2,174	$2,559	$2,129	$4,303	(2)%	(3)%
COF I & II	2008	442	3,068	3,787	7,396	127	159	7,555	23	20
European Principal Finance Funds										
EPF II[5]	2012	4,139	3,391	3,547	1,471	2,077	3,265	4,736	18	11
EPF I[5]	2007	262	1,380	1,813	3,013	—	40	3,053	23	17
Structured Credit Funds										
FCI II	2013	2,345	1,555	2,022	749	1,596	1,795	2,544	15	11
FCI I	2012	1,030	559	1,265	881	809	824	1,705	15	12
SCRF III[12]	2015	1,033	1,238	1,716	1,125	697	708	1,833	17	14
SCRF I & II[12]	Various	2	222	707	885	—	—	885	27	21
Other Drawdown Funds & SIAs[6]	Various	6,537	8,803	7,741	7,644	2,144	1,979	9,623	9	6
Total Credit[10]		**$18,921**	**$23,642**	**$26,973**	**$25,338**	**$10,009**	**$10,899**	**$36,237**		
Real Estate:										
U.S. RE Fund II[7]	2016	$826	$771	$408	$75	$384	$441	$516	19 %	17 %
U.S. RE Fund I[7]	2012	517	649	631	584	277	344	928	17	13
AGRE Debt Fund I[13]	2011	1,163	2,148	2,058	1,148	1,135	1,065	2,213	8	6
CPI Funds[8]	Various	602	4,794	2,485	2,553	282	84	2,637	15	12
Total Real Estate[11]		**$3,108**	**$8,362**	**$5,582**	**$4,360**	**$2,078**	**$1,934**	**$6,294**		

Note: The Drawdown funds included in the investment record table above have greater than $500 million of AUM and/or form part of a flagship series of funds. The SIAs included in the investment record table above have greater than $200 million of AUM and do not predominantly invest in other Apollo funds or SIAs. Footnotes to the above table appear on page 29.

28

Investment Records – Notes (1) Refer to the definitions of Vintage Year, Total Invested Capital, Realized Value, Remaining Cost, Unrealized Value, Total Value, Gross IRR and Net IRR in the non-GAAP financial information & definitions section of this presentation. (2) Returns have not been presented as the fund commenced investing capital less than 24 months prior to the period indicated and therefore such return information was deemed not meaningful. (3) The general partners and managers of Funds I, II and MIA, as well as the general partner of Fund III, were excluded assets in connection with the 2007 Reorganization. As a result, Apollo did not receive the economics associated with these entities. The investment performance of these funds, combined with Fund IV, is presented to illustrate fund performance associated with Apollo’s Managing Partners and other investment professionals. (4) Total IRR is calculated based on total cash flows for all funds presented. (5) Funds are denominated in Euros and historical figures are translated into U.S. dollars at an exchange rate of €1.00 to $1.07 as of March 31, 2017. (6) Amounts presented have been aggregated for (i) Drawdown funds with AUM greater than $500 million that do not form part of a flagship series of funds and (ii) SIAs with AUM greater than $200 million that do not predominantly invest in other Apollo funds or SIAs. Certain SIAs’ historical figures are denominated in Euros and translated into U.S. dollars at an exchange rate of €1.00 to $1.07 as of March 31, 2017. Additionally, certain SIAs totaling $1.8 billion of AUM have been excluded from Total Invested Capital, Realized Value, Remaining Cost, Unrealized Value and Total Value. These SIAs have an open ended life and a significant turnover in their portfolio assets due to the ability to recycle capital. These SIAs had $9.5 billion of Total Invested Capital through March 31, 2017. (7) U.S. RE Fund I and U.S. RE Fund II, closed-end private investment funds, had $153 million and $298 million of co-investment commitments raised as of March 31, 2017, respectively, which are included in the figures in the table. A co-invest entity within U.S. RE Fund I is denominated in GBP and translated into U.S. dollars at an exchange rate of £1.00 to $1.26 as of March 31, 2017. (8) As part of the acquisition of Citi Property Investors (“CPI”), Apollo acquired general partner interests in fully invested funds. CPI Funds refers to CPI Capital Partners North America, CPI Capital Partners Asia Pacific, CPI Capital Partners Europe and other CPI funds or individual investments of which Apollo is not the general partner or manager and only receives fees pursuant to either a sub-advisory agreement or an investment management and administrative agreement. For CPI Capital Partners North America, CPI Capital Partners Asia Pacific and CPI Capital Partners Europe, the gross and net IRRs are presented in the investment record table since acquisition on November 12, 2010. The aggregate net IRR for these funds from their inception to March 31, 2017 was (1)%. This net IRR was primarily achieved during a period in which Apollo did not make the initial investment decisions and Apollo only became the general partner or manager of these funds upon completing the acquisition on November 12, 2010. (9) Certain private equity co-investment vehicles and funds with AUM less than $500 million have been excluded. These co-investment vehicles and funds had $7.4 billion of aggregate AUM as of March 31, 2017. (10) Certain credit funds and SIAs with AUM less than $500 million and $200 million, respectively, have been excluded. These funds and SIAs had $4.9 billion of aggregate AUM as of March 31, 2017. (11) Certain accounts owned by or related to Athene, certain co-investment vehicles and certain funds with AUM less than $500 million have been excluded. These accounts, co-investment vehicles and funds had $4.8 billion of aggregate AUM as of March 31, 2017. (12) Remaining cost for certain of our credit funds may include physical cash called, invested or reserved for certain levered investments. (13) The investors in this U.S. Dollar denominated fund have chosen to make contributions and receive distributions in the local currency of each underlying investment. As a result, Apollo has not entered into foreign currency hedges for this fund and the returns presented include the impact of foreign currency gains or losses. The investor’s gross and net IRR, before the impact of foreign currency gains or losses, from the fund’s inception to March 31, 2017 was 10% and 9%, respectively. 29

Investment Records as of March 31, 2017 Permanent Capital Vehicles ex Athene Non-Sub-Advised Total Returns(3) ($ in millions) IPO Year(4) Total AUM 1Q'17 1Q'16 FY’16 Credit: MidCap(5) N/A $7,249 4% 1% 10 % AIF 2013 390 9 1 23 AFT 2011 432 2 2 24 AINV(6) 2004 4,331 14 10 26 Real Estate: ARI(7) 2009 3,932 16% (3)% 8 % Total $16,334 Liquid/Performing Net Returns ($ in millions) Vintage Year Total AUM 1Q'17 1Q'16 FY'16 Credit: Hedge Funds(1) Various $6,389 1% 2% 11% CLOs(2) Various 12,035 1 2 9 SIAs / Other Various 18,779 2 — 9 Total $37,203 Note: The above table summarizes the investment record for our Liquid/Performing and Permanent Capital Vehicles as defined in the non-GAAP financial information & definitions section of this presentation (excluding Athene Non- Sub-Advised, which refers to that portion of Athene’s assets which are managed or advised by Apollo but not sub-advised by Apollo or invested in funds and or investment vehicles managed by Apollo). All amounts are as of March 31, 2017, unless otherwise noted. Footnotes to the above tables appear on page 31. 30

Investment Records – Notes (1) Hedge funds primarily includes Apollo Credit Strategies Master Fund Ltd., Apollo Credit Master Fund Ltd. and Apollo Credit Short Opportunities Fund. (2) CLO returns are calculated based on gross return on invested assets, which excludes cash. (3) Total returns are based on the change in closing trading prices during the respective periods presented taking into account dividends and distributions, if any, as if they were reinvested without regard to commission. (4) An initial public offering (“IPO”) year represents the year in which the vehicle commenced trading on a national securities exchange. (5) MidCap is not a publicly traded vehicle and therefore IPO year is not applicable. The returns presented are a gross return based on NAV. The net returns based on NAV were 2%, 1% and 6% for 1Q’17, 1Q’16 and FY’16, respectively. Gross and net return are defined in the non-GAAP financial information and definitions section of this presentation. (6) All amounts are as of December 31, 2016 except for total returns. Refer to www.apolloic.com for the most recent financial information on AINV. The information contained on AINV’s website is not part of this presentation. Includes $1.5 billion of AUM related to a non-traded business development company sub-advised by Apollo. Net returns exclude performance of the non-traded business development company. (7) Amounts are as of December 31, 2016. Refer to www.apolloreit.com for the most recent financial information on ARI. The information contained on ARI’s website is not part of this presentation. 31

Non-GAAP Financial Information & Definitions Apollo discloses the following financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America (“Non-GAAP”): ▪ “Economic Income”, or “EI”, as well as “Economic Net Income”, or “ENI”, are key performance measures used by management in evaluating the performance of Apollo’s private equity, credit and real estate segments. Management uses these performance measures in making key operating decisions such as the following: • Decisions related to the allocation of resources such as staffing decisions including hiring and locations for deployment of the new hires; • Decisions related to capital deployment such as providing capital to facilitate growth for the business and/or to facilitate expansion into new businesses; and • Decisions related to expenses, such as determining annual discretionary bonuses and equity-based compensation awards to its employees. With respect to compensation, management seeks to align the interests of certain professionals and selected other individuals with those of the investors in the funds and those of Apollo’s shareholders by providing such individuals a profit sharing interest in the carried interest income earned in relation to the funds. To achieve that objective, a certain amount of compensation is based on Apollo’s performance and growth for the year. ▪ EI represents segment income (loss) before income tax provision excluding transaction-related charges arising from the 2007 private placement, and any acquisitions. Transaction-related charges includes equity-based compensation charges, the amortization of intangible assets, contingent consideration and certain other charges associated with acquisitions. In addition, segment data excludes non-cash revenue and expense related to equity awards granted by unconsolidated related parties to employees of the Company, compensation and administrative related expense reimbursements, as well as the assets, liabilities and operating results of the funds and VIEs that are included in the consolidated financial statements. ▪ ENI represents EI adjusted to reflect income tax provision on EI that has been calculated assuming that all income is allocated to Apollo Global Management, LLC, which would occur following an exchange of all AOG Units for Class A shares of Apollo Global Management, LLC. The economic assumptions and methodologies that impact the implied income tax provision are similar to those methodologies and certain assumptions used in calculating the income tax provision for Apollo’s consolidated statements of operations under U.S. GAAP. ▪ Fee Related Earnings, or “FRE”, is derived from our segment reported results and refers to a component of EI that is used as a supplemental performance measure to assess whether revenues that we believe are generally more stable and predictable in nature, primarily consisting of management fees, are sufficient to cover associated operating expenses and generate profits. FRE is the sum across all segments of (i) management fees, (ii) advisory and transaction fees, (iii) carried interest income earned from a publicly traded business development company we manage and (iv) other income, net, excluding gains (losses) arising from the reversal of a portion of the tax receivable agreement liability, less (y) salary, bonus and benefits, excluding equity-based compensation and (z) other associated operating expenses. ▪ “Distributable Earnings”, or “DE”, as well as “DE After Taxes and Related Payables” are derived from Apollo’s segment reported results, and are supplemental measures to assess performance and amount of earnings available for distribution to Class A shareholders, holders of RSUs that participate in distributions and holders of AOG Units. DE represents the amount of net realized earnings without the effects of the consolidation of any of the related funds. DE, which is a component of EI, is the sum across all segments of (i) total management fees and advisory and transaction fees, excluding monitoring fees received from Athene based on its capital and surplus (as defined in Apollo’s transaction advisory services agreement with Athene), (ii) other income (loss), excluding the gains (losses) arising from the reversal of a portion of the tax receivable agreement liability, (iii) realized carried interest income, and (iv) realized investment income, less (i) compensation expense, excluding the expense related to equity-based awards, (ii) realized profit sharing expense, and (iii) non-compensation expenses, excluding depreciation and amortization expense. DE After Taxes and Related Payables represents DE less estimated current corporate, local and non-U.S. taxes as well as the payable under Apollo’s tax receivable agreement. 32

Non-GAAP Financial Information & Definitions Cont’d ▪ “Assets Under Management”, or “AUM”, refers to the assets we manage or advise for the funds, partnerships and accounts to which we provide investment management or advisory services, including, without limitation, capital that such funds, partnerships and accounts have the right to call from investors pursuant to capital commitments. Our AUM equals the sum of: i) the fair value of the investments of the private equity funds, partnerships and accounts we manage or advise plus the capital that such funds, partnerships and accounts are entitled to call from investors pursuant to capital commitments; ii) the net asset value, or “NAV,” of the credit funds, partnerships and accounts for which we provide investment management or advisory services, other than certain collateralized loan obligations (“CLOs”) and collateralized debt obligations (“CDOs”), which have a fee-generating basis other than the mark-to-market value of the underlying assets, plus used or available leverage and/or capital commitments; iii) the gross asset value or net asset value of the real estate funds, partnerships and accounts we manage, and the structured portfolio company investments of the funds, partnerships and accounts we manage or advise, which includes the leverage used by such structured portfolio company investments; iv) the incremental value associated with the reinsurance investments of the portfolio company assets we manage or advise; and v) the fair value of any other assets that we manage or advise for the funds, partnerships and accounts to which we provide investment management or advisory services, plus unused credit facilities, including capital commitments to such funds, partnerships and accounts for investments that may require pre-qualification before investment plus any other capital commitments to such funds, partnerships and accounts available for investment that are not otherwise included in the clauses above. Our AUM measure includes Assets Under Management for which we charge either no or nominal fees. In addition our AUM measure includes certain assets for which we do not have investment discretion. Our definition of AUM is not based on any definition of Assets Under Management contained in our operating agreement or in any of our Apollo fund management agreements. We consider multiple factors for determining what should be included in our definition of AUM. Such factors include but are not limited to (1) our ability to influence the investment decisions for existing and available assets; (2) our ability to generate income from the underlying assets in our funds; and (3) the AUM measures that we use internally or believe are used by other investment managers. Given the differences in the investment strategies and structures among other alternative investment managers, our calculation of AUM may differ from the calculations employed by other investment managers and, as a result, this measure may not be directly comparable to similar measures presented by other investment managers. Our calculation also differs from the manner in which our affiliates registered with the SEC report “Regulatory Assets Under Management” on Form ADV and Form PF in various ways. We use AUM, Capital Deployed and Dry Powder as performance measurements of our investment activities, as well as to monitor fund size in relation to professional resource and infrastructure needs. • “AUM with Future Management Fee Potential” refers to the committed uninvested capital portion of total AUM not currently earning management fees. The amount depends on the specific terms and conditions of each fund. • “Fee-Generating AUM” consists of assets we manage or advise for the funds, partnerships and accounts to which we provide investment management or advisory services and on which we earn management fees, monitoring fees pursuant to management or other fee agreements on a basis that varies among the Apollo funds, partnerships and accounts we manage or advise. Management fees are normally based on “net asset value,” “gross assets,” “adjusted par asset value,” “adjusted cost of all unrealized portfolio investments,” “capital commitments,” “adjusted assets,” “stockholders’ equity,” “invested capital” or “capital contributions,” each as defined in the applicable management agreement. Monitoring fees, also referred to as advisory fees, with respect to the structured portfolio company investments of the funds, partnerships and accounts we manage or advise, are generally based on the total value of such structured portfolio company investments, which normally includes leverage, less any portion of such total value that is already considered in Fee-Generating AUM. ▪ “Carry-Eligible AUM” refers to the AUM that may eventually produce carried interest income. All funds for which we are entitled to receive a carried interest income allocation are included in Carry-Eligible AUM, which consists of the following: ▪ “Carry-Generating AUM”, which refers to invested capital of the funds, partnerships and accounts we manage or advise, that is currently above its hurdle rate or preferred return, and profit of such funds, partnerships and accounts is being allocated to the general partner in accordance with the applicable limited partnership agreements or other governing agreements; ▪ “AUM Not Currently Generating Carry”, which refers to invested capital of the funds, partnerships and accounts we manage or advise that is currently below its hurdle rate or preferred return; and ▪ “Uninvested Carry-Eligible AUM”, which refers to capital of the funds, partnerships and accounts we manage or advise that is available for investment or reinvestment subject to the provisions of applicable limited partnership agreements or other governing agreements, which capital is not currently part of the NAV or fair value of investments that may eventually produce carried interest income allocable to the general partner. 33

Non-GAAP Financial Information & Definitions Cont’d ▪ “Advisory” refers to certain assets advised by Apollo Asset Management Europe PC LLP, a wholly-owned subsidiary of Apollo Asset Management Europe LLP (collectively, “AAME”). The AAME entities are subsidiaries of Apollo. Until AAME receives full authorization by the UK Financial Conduct Authority (“FCA”), references to AAME mean AAME and Apollo Management International LLP, an existing FCA authorized and regulated subsidiary of Apollo in the United Kingdom. ▪ “Capital deployed” or “Deployment” is the aggregate amount of capital that has been invested during a given period (which may, in certain cases, include leverage) by (i) our drawdown funds (ii) SIAs that have a defined maturity date and (iii) funds and SIAs in our real estate debt strategy. ▪ “Drawdown” refers to commitment-based funds and certain SIAs in which investors make a commitment to provide capital at the formation of such funds and SIAs and deliver capital when called as investment opportunities become available. It includes assets of Athene Holding Ltd. (“Athene Holding”) and its subsidiaries (collectively “Athene”) managed by Athene Asset Management, L.P. (“Athene Asset Management” or “AAM”) that are invested in commitment-based funds. ▪ “Distributable Earnings Shares Outstanding” or “DE Shares Outstanding” represents Non-GAAP Diluted Shares Outstanding and unvested RSUs that participate in distributions. Management uses this measure in determining DE per share as well as DE After Taxes and Related Payables per share described below. ▪ “Dry Powder” represents the amount of capital available for investment or reinvestment subject to the provisions of the applicable limited partnership agreements or other governing agreements of the funds, partnerships and accounts we manage. Dry powder excludes uncalled commitments which can only be called for fund fees and expenses. ▪ Gross IRR of a private equity fund represents the cumulative investment-related cash flows (i) for a given investment for the fund or funds which made such investment, and (ii) for a given fund, in the relevant fund itself (and not any one investor in the fund), in each case, on the basis of the actual timing of investment inflows and outflows (for unrealized investments assuming disposition on March 31, 2017 or other date specified) aggregated on a gross basis quarterly, and the return is annualized and compounded before management fees, carried interest and certain other fund expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors. In addition, gross IRRs at the fund level will differ from those at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor.  ▪ Gross IRR of a credit fund represents the annualized return of a fund based on the actual timing of all cumulative fund cash flows before management fees, carried interest income allocated to the general partner and certain other fund expenses. Calculations may include certain investors that do not pay fees. The terminal value is the net asset value as of the reporting date. Non- U.S. dollar denominated (“USD”) fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, gross IRRs at the fund level will differ from those at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor. ▪ Gross IRR of a real estate fund represents the cumulative investment-related cash flows in the fund itself (and not any one investor in the fund), on the basis of the actual timing of cash inflows and outflows (for unrealized investments assuming disposition on March 31, 2017 or other date specified) starting on the date that each investment closes, and the return is annualized and compounded before management fees, carried interest, and certain other fund expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors. Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, gross IRRs at the fund level will differ from those at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor. ▪ Gross Return of a credit or real estate fund is the monthly or quarterly time-weighted return that is equal to the percentage change in the value of a fund’s portfolio, adjusted for all contributions and withdrawals (cash flows) before the effects of management fees, incentive fees allocated to the general partner, or other fees and expenses. Returns of Athene sub-advised portfolios and CLOs represent the gross returns on invested assets, which exclude cash. Returns over multiple periods are calculated by geometrically linking each period’s return over time. ▪ “Inflows” represents (i) at the individual segment level, subscriptions, commitments, and other increases in available capital, such as acquisitions or leverage, net of inter-segment transfers, and (ii) on an aggregate basis, the sum of inflows across the private equity, credit and real estate segments. ▪ “Liquid/Performing” includes CLOs and other performing credit vehicles, hedge fund style credit funds, structured credit funds and SIAs, as well as sub-advised managed accounts owned by or related to Athene. Certain commitment-based SIAs are included as the underlying assets are liquid. ▪ Net IRR of a private equity fund means the gross IRR applicable to a fund, including returns for related parties which may not pay fees or carried interest, net of management fees, certain fund expenses (including interest incurred or earned by the fund itself) and realized carried interest all offset to the extent of interest income, and measures returns at the fund level on amounts that, if distributed, would be paid to investors of the fund.  To the extent that a fund exceeds all requirements detailed within the applicable fund agreement, the estimated unrealized value is adjusted such that a percentage of up to 20.0% of the unrealized gain is allocated to the general partner of such fund, thereby reducing the balance attributable to fund investors. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund investor. ▪ Net IRR of a credit fund represents the annualized return of a fund after management fees, carried interest income allocated to the general partner and certain other fund expenses, calculated on investors that pay such fees. The terminal value is the net asset value as of the reporting date. Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund investor. 34

Non-GAAP Financial Information & Definitions Cont’d ▪ Net IRR of a real estate fund represents the cumulative cash flows in the fund (and not any one investor in the fund), on the basis of the actual timing of cash inflows received from and outflows paid to investors of the fund (assuming the ending net asset value as of March 31, 2017 or other date specified is paid to investors), excluding certain non-fee and non-carry bearing parties, and the return is annualized and compounded after management fees, carried interest, and certain other expenses (including interest incurred by the fund itself) and measures the returns to investors of the fund as a whole.  Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund investor. ▪ Net Return of a credit or real estate fund represents the Gross Return after management fees, incentive fees allocated to the general partner, or other fees and expenses. Returns of Athene sub-advised portfolios and CLOs represent the gross or net returns on invested assets, which exclude cash. Returns over multiple periods are calculated by geometrically linking each period’s return over time. ▪ “Non-GAAP Diluted Shares Outstanding” is calculated using the GAAP outstanding Class A shares plus non-GAAP adjustments assuming (i) the exchange of all of the AOG Units for Class A shares and (ii) the settlement of the vested RSUs in the form of Class A shares during the period. Management uses this measure, taking into account the unvested RSUs that participate in distributions, in determining our Class A shares eligible for cash distributions. ▪ “Non-GAAP Weighted Average Diluted Shares Outstanding” is calculated using the GAAP weighted average outstanding Class A shares plus non-GAAP adjustments assuming (i) the exchange of all of the AOG Units for Class A shares and (ii) the settlement of the weighted average vested RSUs in the form of Class A shares during the period. Management uses this measure in determining EI and ENI per share. ▪ “Permanent Capital Vehicles” refers to (a) assets that are owned by or related to Athene, (b) assets that are owned by or related to MidCap FinCo Limited (“MidCap”) and managed by Apollo, (c) assets of publicly traded vehicles managed by Apollo such as Apollo Investment Corporation (“AINV”), Apollo Commercial Real Estate Finance, Inc. (“ARI”), Apollo Tactical Income Fund Inc. (“AIF”), and Apollo Senior Floating Rate Fund Inc. (“AFT”), in each case that do not have redemption provisions or a requirement to return capital to investors upon exiting the investments made with such capital, except as required by applicable law and (d) a non-traded business development company sub-advised by Apollo. The investment management agreements of AINV, AIF and AFT have one year terms, are reviewed annually and remain in effect only if approved by the boards of directors of such companies or by the affirmative vote of the holders of a majority of the outstanding voting shares of such companies, including in either case, approval by a majority of the directors who are not “interested persons” as defined in the Investment Company Act of 1940. In addition, the investment management agreements of AINV, AIF and AFT may be terminated in certain circumstances upon 60 days’ written notice. The investment management agreement of ARI has a one year term and is reviewed annually by ARI’s board of directors and may be terminated under certain circumstances by an affirmative vote of at least two-thirds of ARI’s independent directors. The investment management or advisory arrangements between MidCap and Apollo and Athene and Apollo, may also be terminated under certain circumstances. ▪ “Realized Value” refers to all cash investment proceeds received by the relevant Apollo fund, including interest and dividends, but does not give effect to management fees, expenses, incentive compensation or carried interest to be paid by such Apollo fund. ▪ “Remaining Cost” represents the initial investment of the general partner and limited partner investors in a fund, reduced for any return of capital distributed to date, excluding management fees, expenses, and any accrued preferred return. ▪ “Total Invested Capital” refers to the aggregate cash invested by the relevant Apollo fund and includes capitalized costs relating to investment activities, if any, but does not give effect to cash pending investment or available for reserves. ▪ “Total Value” represents the sum of the total Realized Value and Unrealized Value of investments. ▪ Private Equity fund appreciation (depreciation) refers to gain (loss) and income for the traditional private equity funds (i.e., Funds I-VIII), ANRP I & II, Apollo Special Situations Fund, L.P. and AION Capital Partners Limited (“AION”) for the periods presented on a total return basis before giving effect to fees and expenses.  The performance percentage is determined by dividing (a) the change in the fair value of investments over the period presented, minus the change in invested capital over the period presented, plus the realized value for the period presented, by (b) the beginning unrealized value for the period presented plus the change in invested capital for the period presented. Returns over multiple periods are calculated by geometrically linking each period’s return over time; ▪ Traditional Private Equity fund appreciation (depreciation) refers to gain (loss) and income for the traditional private equity funds (i.e., Funds I-VIII) for the periods presented on a total return basis before giving effect to fees and expenses.  The performance percentage is determined by dividing (a) the change in the fair value of investments over the period presented, minus the change in invested capital over the period presented, plus the realized value for the period presented, by (b) the beginning unrealized value for the period presented plus the change in invested capital for the period presented. Returns over multiple periods are calculated by geometrically linking each period’s return over time; ▪ “Unrealized MOIC” or “Unrealized Multiple of Invested Capital” is calculated as Unrealized Value divided by Remaining Cost; ▪ “Unrealized Value” refers to the fair value consistent with valuations determined in accordance with GAAP, for investments not yet realized and may include pay in kind, accrued interest and dividends receivable, if any.  In addition, amounts include committed and funded amounts for certain investments; and ▪ “Vintage Year” refers to the year in which a fund’s final capital raise occurred. 35

Forward Looking Statements In this presentation, references to “Apollo,” “we,” “us,” “our” and the “Company” refer collectively to Apollo Global Management, LLC, together with its consolidated subsidiaries. This presentation may contain forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, discussions related to Apollo’s expectations regarding the performance of its business, its liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this presentation, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to our dependence on certain key personnel, our ability to raise new private equity, credit or real estate funds, market conditions, generally, our ability to manage our growth, fund performance, changes in our regulatory environment and tax status, the variability of our revenues, net income and cash flow, our use of leverage to finance our businesses and investments by our funds and litigation risks, among others. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in Apollo’s annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 13, 2017, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation and in other filings. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. This presentation does not constitute an offer of any Apollo fund. 36